UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 26, 2012

HOMESTREET, INC.

(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Union Street, Ste. 2000, Seattle, WA 98101

(Address of principal executive offices) (Zip Code)

(206) 623-3050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

HomeStreet, Inc. (NASDAQ:HMST), the holding company of HomeStreet Bank (the “Bank”), today announced that the Federal Deposit Insurance Corporation (“FDIC”) and the Washington Department of Financial Institutions (DFI), have issued an order terminating the cease and desist order dated May 7, 2009 (the “Order”) applicable to the Bank. The termination of the Order is effective as of March 26, 2012. This action also terminates the related Stipulation and Consent to the Issuance of the Order between the Bank, the FDIC and the DFI. The Order was replaced with an informal supervisory agreement that requires, among other things, the maintenance of a minimum Tier1 capital ratio of 9%, a plan to reduce adversely classified assets to levels to be established by mutual agreement with the regulators in the future, and a restriction on payment of dividends from the Bank.

The text of the press release related to the termination of the Order is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being furnished herewith:

Exhibit 99.1	Press Release issued by the registrant dated March 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2012.

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President
Chief Administrative Officer
General Counsel